UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2009

CHATTEM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee

(State or Other Jurisdiction of Incorporation)

0-05905	62-0156300
(Commission File Number)	(IRS Employer Identification No.)

1715 West 38th Street, Chattanooga, Tennessee	37409
(Address of Principal Executive Offices)	(Zip Code)

(423) 821-4571

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2009, Chattem, Inc., a Tennessee corporation (“Chattem”), sanofi-aventis, a French société anonyme (“Parent”), and River Acquisition Corp., a newly-formed Tennessee corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will commence a cash tender offer (the “Tender Offer”) to acquire all of Chattem’s outstanding shares of common stock, without par value (the “Common Stock”), together with the associated rights to purchase the Series A Preferred Stock of the Company issued under the Rights Agreement, dated as of January 27, 2000, between Chattem and SunTrust Bank, Atlanta, as rights agent, as amended (the “Rights Agreement”), for $93.50 per share of Common Stock payable net to the seller in cash (the “Offer Price”). The Merger Agreement also provides that following consummation of the Tender Offer, Merger Sub will be merged with and into Chattem (the “Merger”), with Chattem surviving the Merger as a wholly-owned subsidiary of Parent. At the effective time of the Merger, all remaining outstanding shares of Common Stock not tendered in the Tender Offer (other than shares of Common Stock owned by Chattem, Parent or any of their respective subsidiaries), will be acquired for cash at the Offer Price and on the terms and conditions set forth in the Merger Agreement. All stock options of Chattem will vest and become exercisable on the date the Tender Offer is consummated. At the effective time of the Merger, each then outstanding option will be cancelled and will represent the right to receive an amount in cash equal to the excess, if any, of the Offer Price over the exercise price of such option.

This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about Chattem in its public reports filed with the United States Securities and Exchange Commission (“SEC”). In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Chattem.

The Merger Agreement provides that Parent shall cause Merger Sub to commence the Tender Offer within fifteen business days after the date of the Merger Agreement. In the Tender Offer, each share of Common Stock accepted by Merger Sub in accordance with the terms and conditions of the Tender Offer will be exchanged for the right to receive the Offer Price. Parent shall cause Merger Sub to accept for payment, and Merger Sub shall accept for payment, all shares of Common Stock validly tendered and not validly withdrawn, pursuant to the terms and conditions of the Tender Offer, as soon as practicable following the Tender Offer’s expiration date (in no event sooner than twenty business days after the Tender Offer has commenced).

Merger Sub’s obligation to accept for payment and pay for all shares of Common Stock validly tendered pursuant to the Tender Offer is subject to the condition that the number of shares of Common Stock validly tendered and not validly withdrawn together with any shares of Common Stock already owned by Parent and its subsidiaries, represents at least that number of shares of Common Stock required to approve the Merger Agreement, Merger and Tender Offer pursuant to Chattem’s organizational documents and the Tennessee Business Corporation Act, on a fully-diluted basis (the “Minimum Condition”), that any waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, applicable to the purchase of shares of Common Stock pursuant to the Tender Offer has expired or been terminated (the “HSR Condition”) and certain other customary conditions as set forth in the Merger Agreement.

Chattem has also granted to Parent an irrevocable option (the “Top-Up Option”), which Merger Sub may exercise immediately following consummation of the Tender Offer, to purchase from Chattem the number of shares of Common Stock that, when added to the shares of Common Stock already owned by Parent or any of its subsidiaries following consummation of the Tender Offer, constitutes one share of Common Stock more than 90% of the shares of Common Stock then outstanding on a fully-diluted basis. If Parent, Merger Sub and any of their respective affiliates acquire more than 90% of the outstanding shares of Common Stock, including through exercise of the Top-Up Option, Merger Sub will complete the Merger through the “short form” procedures available under Tennessee law.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type. Chattem has agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire Chattem and has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary duties of Chattem’s board of directors.

The Merger Agreement contains certain termination rights for Parent and Chattem including, with respect to Chattem, in the event that Chattem receives a superior proposal (as defined in the Merger Agreement). In connection with the termination of the Merger Agreement under specified circumstances, including with respect to Chattem’s entry into an agreement with respect to a superior proposal, Chattem may be required to pay to Parent a termination fee equal to $64,596,000.

The Merger Agreement also provides that either party may specifically enforce the other party’s obligations under the Merger Agreement.

Chattem’s 2% Convertible Senior Notes due 2013 and 1.625% Convertible Senior Notes due 2014 (together, the “Convertible Senior Notes”) will be treated in accordance with the terms of their respective Indentures and Chattem’s 7% Senior Subordinated Notes due 2014 (the “7% Senior Subordinated Notes”) will be redeemed on or prior to the Effective Time. The Merger Agreement contemplates that Chattem will repay all outstanding amounts under Chattem’s Credit Agreement (the “Credit Agreement”) and will seek to unwind certain hedge agreements and warrants entered into in connection with the Convertible Senior Notes. Parent will provide Chattem, following consummation of the Tender Offer, with the funds required to (i) make payments with respect to the Convertible Senior Notes, (ii) redeem the 7% Senior Subordinated Notes, (iii) pay all outstanding amounts under the Credit Agreement and (iv) pay amounts owed in connection with the unwinding of the hedge agreements and warrants, if any.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement, and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, Chattem. Chattem’s shareholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Chattem, Parent, Merger Sub or any of their respective subsidiaries or affiliates.

Item 3.03.	Material Modifications to Rights of Security Holders

In connection with the Merger Agreement and the transactions contemplated thereby, Chattem amended the Rights Agreement (the “Amendment”) to provide that (i) none of Parent, Merger Sub or their Subsidiaries, Affiliates or Associates (each as defined in the Rights Agreement) shall be an Acquiring Person (as defined in the Rights Agreement) under the Rights Agreement by reason of the adoption, approval, execution, delivery, announcement or consummation of the transactions contemplated by the Merger Agreement (an “Exempt Event”), (ii) neither a “Stock Acquisition Date” nor a “Distribution Date” (each as described in the Rights Agreement) shall occur by reason of an Exempt Event, (iii) neither a “Section 11(a)(ii) Event” nor a “Section 13 Event” (each as described in the Rights Agreement) shall occur by reason of an Exempt Event and (iv) the “Final Expiration Date” shall be extended to the earlier of (1) 5:00 P.M. Chattanooga, Tennessee time on May 30, 2010 or (2) immediately prior to the closing time of the Merger.

The Amendment also provides that if for any reason the Merger Agreement is terminated in accordance with its terms, the Amendment will be of no further force and effect and the Rights Agreement shall remain exactly the same as it existed immediately prior to the execution of the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger Agreement and the transactions contemplated thereby, on December 20, 2009, Chattem and each of its named executive officers (Zan Guerry, Robert E. Bosworth, Theodore K. Whitfield, Jr. and Robert B. Long) signed an amendment to the respective officer’s existing severance agreement with Chattem. On December 20, 2009, Chattem and Mr. Guerry also entered into a conforming amendment to Mr. Guerry’s existing employment agreement with Chattem (collectively with the severance agreement amendments noted above, the “Amendments”). The Amendments will become effective on the date on which shares of Common Stock are purchased in accordance with the terms of the Tender Offer, subject to the completion of the Merger. The Amendments to Messrs. Guerry, Bosworth, and Whitfield’s respective agreements limit the circumstances under which severance may be paid to (i) involuntary termination of the executive’s employment without cause by Chattem or (ii) termination by the executive due to the following specified material adverse changes in the executive’s employment relationship with Chattem: (A) a material demotion or material diminution of the executive’s duties and responsibilities, (B) a material reduction in base salary or annual incentive opportunities, (C) a change in primary workplace of more than 50 miles from the executive’s primary workplace on the Effective Date or (D) a material breach of the severance agreement by Chattem, in each case generally subject to a 60 day written notice requirement and a 30 day cure period. By entering into these Amendments, Messrs. Guerry, Bosworth and Whitfield have waived their previously existing right to resign and receive severance between the 180th day and the 240th day following the “Change in Control” of Chattem, which would include the purchase of shares of Common Stock in the Tender Offer. The amendment to Mr. Long’s severance agreement changed the circumstances in which severance may be paid to him, with the result that these circumstances are consistent with those in Messrs. Guerry’s, Bosworth’s, and Whitfield’s amended severance agreements. The Amendments to Mr. Guerry’s and Mr. Long’s severance agreements specify that their respective severance payments will be reduced to the extent necessary to avoid the triggering of excise tax under Section 4999 of the Internal Revenue Code. Under the Amendments, the severance amount payable to each of Mr. Guerry, Mr. Bosworth, Mr. Whitfield and Mr. Long in the event of a qualifying termination would be approximately $11,739,000, $1,362,600, $831,100 and $504,600, respectively. Mr. Guerry’s employment agreement would provide for an additional severance amount of approximately $1,072,700. No new or additional severance benefits are provided pursuant to the Amendments.

Additionally, on December 20, 2009, Parent and each of Chattem’s named executive officers entered into a retention agreement, to become effective on the date on which shares of Common Stock are purchased in accordance with the terms of the Tender Offer. These agreements are not the obligation of Chattem. The retention agreements provide for the ability to earn a retention bonus based on continued employment, in the following amounts for each of Messrs. Guerry, Bosworth, Whitfield, and Long, respectively: $13,499,864, $1,567,027, $955,827, and $580,304. The retention agreements contemplate a five year retention period for Messrs. Guerry and Bosworth and a four year retention period for Messrs. Long and Whitfield, with the first annual payment in each case becoming payable on the 25-month anniversary of the closing of the Merger, followed by equal annual payments to the extent that the officer remains employed on the applicable payment date. The retention agreements are generally designed so that an officer would not receive both the retention bonus amount and the severance amount he is entitled to under his existing severance agreement, as amended. However, in the event that the officer’s employment is terminated by Chattem without cause or by the officer due to a specified material adverse change in the officer’s employment relationship with Chattem, the officer would receive a pro-rata portion of the retention bonus if such termination of employment occurs during the two year period following a Change in Control (one year in the case of Mr. Long). Unpaid portions of each officer’s retention bonus will be payable in a lump sum upon that officer’s death or disability during the retention period or a qualifying termination of employment after the severance protection period described above. Each officer has agreed in his respective retention agreement to be bound by certain non-competition, non-solicitation, employee antipirating and confidentiality provisions. In addition, payment of any portion of the retention bonus based on termination of employment is conditioned on the signing of a general release of claims by the officer in favor of Parent and its affiliates.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger Agreement, Chattem has agreed to amend its Amended and Restated Bylaws, as amended (the “Bylaws”), a form of which amendment is filed as Exhibit 3.1 hereto, effective upon Parent’s request but no sooner than the consummation of the Tender Offer. Pursuant to the Merger Agreement, upon consummation of the Tender Offer, Parent will be entitled to designate 50% of the members of Chattem’s Board of Directors. The amendment to the Bylaws will (i) fix the size of the board of directors at eight directors, (ii) change the voting requirements such that any act of the Board of Directors requires the affirmative vote of at least a majority of the directors constituting the entire Board of Directors and (iii) change the quorum requirements such that at least 50% of the directors present for the purposes of determining a quorum at any meeting of the Board of Directors or any committee thereof must be Parent’s designees.

The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

NOTICES

Important Information about the Tender Offer

The Tender Offer described herein has not yet commenced and the description of the Tender Offer is neither an offer to purchase nor a solicitation of an offer to sell shares of Chattem. At the time the Tender Offer is commenced, River Acquisition Corp. and sanofi-aventis will file a Tender Offer Statement on Schedule TO, containing an offer to purchase, form of letter of transmittal and related tender offer documents, with the SEC and Chattem will file a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the Tender Offer. Sanofi-aventis and Chattem intend to mail these documents to the shareholders of Chattem. These documents and, if applicable, the information statement to be filed by Chattem in connection with the Merger will contain important information about the Tender Offer and Merger and shareholders of Chattem are urged to read them carefully when they become available. Shareholders of Chattem will be able to obtain a free copy of these documents, when they become available, at the website maintained by the SEC at www.sec.gov.

Statement on Cautionary Factors

This Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. Examples of forward-looking statements in this Form 8-K include references to our announced transaction with sanofi-aventis. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to, the risk factors disclosed in our Annual Report on Form 10-K for the year ended November 30, 2008, as added or revised by our subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors” and unexpected delays or impediments to the announced transaction with sanofi-aventis. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made and we undertake no obligation to update publicly any of these in light of new information or future events.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of December 20, 2009, among sanofi-aventis, River Acquisition Corp. and Chattem, Inc.

3.1	Form of Amendment to Chattem, Inc.’s Amended and Restated Bylaws, as amended.

4.1	First Amendment to the Rights Agreement, dated as of December 21, 2009, between Chattem, Inc. and SunTrust Bank, Atlanta, as rights agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATTEM, INC.

By:	/s/ THEODORE K. WHITFIELD, JR.
Name:	Theodore K. Whitfield, Jr.
Title:	Vice President, General Counsel and Secretary

Dated: December 23, 2009

Exhibit Index

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of December 20, 2009, among sanofi-aventis, River Acquisition Corp. and Chattem, Inc.

3.1	Form of Amendment to Chattem, Inc.’s Amended and Restated Bylaws, as amended.

4.1	First Amendment to the Rights Agreement, dated as of December 21, 2009, between Chattem, Inc. and SunTrust Bank, Atlanta, as rights agent.